UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

     200 Vesey Street, 25th Floor, New York, NY 10281

 (Address, including zip code, of principal executive offices)

(212) 417-8000

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, the Board of Directors (the “Board”) of National Holdings Corporation (the “Company”) held a special telephonic meeting to address several strategic changes to the makeup of the Board and Company management.

The following actions were duly adopted by the Board:

●	Michael Weiss resigned as Chairman of the Board;
●	Michael Mullen was appointed Chairman of the Board, while continuing to serve in his capacity as the Company’s Chief Executive Officer;
●	Michael Singer was appointed Vice Chairman of the Board and Chief Strategy Officer; and
●	Nassos Michas was appointed the Board to fill the vacancy resulting from Mr. Weiss’ departure.

The Company issued a press release detailing the strategic changes of the Company, in addition to both Mr. Singer and Mr. Nassos’ qualifications and experience to serve on the Company’s Board and management, as applicable. Such press release is being furnished as an exhibit to this Form 8-K, and is hereby incorporated by reference into this item.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of the Company, dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
(Registrant)

Date: June 12, 2018	By:	/s/ Michael Mullen
	Name:	Michael Mullen
	Title:	Chief Executive Officer